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Computation of Earnings Per Common Share                            Exhibit 11
The Chase Manhattan Corporation and Subsidiaries


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                                                                                                      Year Ended December 31,
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($ in millions, except per share amounts)                                                       1994           1993           1992
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
Primary:
Net Income Before Cumulative Effect of Change in Accounting Principle                   $      1,205   $        466   $        639
Cumulative Effect of Change in Accounting Principle---Adoption of SFAS 109                        --            500             --
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Net Income                                                                              $      1,205   $        966   $        639
Less: Preferred Stock Dividend Requirements                                                      127            140            124
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Net Income Applicable to Common Stock                                                   $      1,078   $        826   $        515
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Average Common and Common Equivalent Shares Outstanding                                  183,635,824    172,334,060    148,725,742
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Before Cumulative Effect of Change in Accounting Principle                              $       5.87   $       1.89   $       3.46
Cumulative Effect of Change in Accounting Principle---Adoption of SFAS 109                        --   $       2.90             --
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Primary Earnings Per Common Share                                                       $       5.87   $       4.79   $       3.46
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Assuming Full Dilution:
Net Income Applicable to Common Stock                                                   $      1,078   $        826   $        515
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Average Common and Common Equivalent Shares Outstanding                                  183,635,824    172,334,060    148,725,742
Add: Shares Issuable Upon Exercise of Stock Options, Warrants and
     Conversion of Restricted Stock Units                                                  1,001,952        817,358      1,918,801
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Shares of Common and Common Equivalent Stock Outstanding---As Adjusted                   184,637,776    173,151,418    150,644,543
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Earnings Per Common Share Assuming Full Dilution                                        $       5.84   $       4.77   $       3.41
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